SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: October 29, 2003

Constar International Inc.

(Exact name of registrant as specified in charter)

Delaware	000-16496	13-1889304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way, Philadelphia, PA	(215) 552-3700	19154
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Item 9.	Regulation FD Disclosure.

The following information is being furnished under Item 9 “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Constar is negotiating amendments to its existing credit agreement that would revise Constar’s financial covenants, putting Constar in compliance with the revised third quarter financial covenants. In addition, the proposed amendments contemplate that Constar may obtain a second lien term loan of between $50 and $75 million or may issue between $50 and $150 million of second lien bonds (with the second lien term loan, “Second Lien Debt”). The net proceeds of these transactions would be used to prepay debt under Constar’s existing credit agreement, including debt under Constar’s revolving credit facility. Repaying debt under Constar’s revolving credit facility will increase amounts available for borrowing under such facility, subject to a proposed permanent reduction of $10 million.

The proposed amendments will change Constar’s existing financial covenants and financial covenant levels from September 30, 2003 through June 30, 2005, if Constar issues Second Lien Debt, to the following financial covenants: (i) Minimum EBITDA; (ii) Maximum Senior Leverage; (iii) Minimum Interest Coverage; and (iv) Maximum Capital Expenditures. After June 30, 2005, Constar’s existing financial covenants and covenant levels will remain the same as those set forth in Constar’s current Credit Agreement. A “cleandown” provision will be added to require Constar, for the fiscal year ending December 31, 2004 and thereafter, to have at least $30 million of availability under the revolving credit facility for 60 consecutive days between October 1st and January 31st.

The following tables illustrate Constar’s financial covenant levels for the Interest Expense Coverage Ratio, Senior Leverage Ratio, Total Leverage Ratio, and Fixed Charge Coverage Ratio (i) if the Second Lien Debt is raised by January 30, 2004 (“Column A”) and (ii) if the Second Lien Debt is not raised by January 30, 2004 (“Column B”).

Interest Expense Coverage Ratio:

Test Period	Column A Ratio	Column B Ratio
September 30, 2003	1.30 to 1.00	1.30 to 1.00
December 31, 2003	1.30 to 1.00	1.30 to 1.00
March 31, 2004	1.30 to 1.00	3.00 to 1.00
June 30, 2004	1.35 to 1.00	3.00 to 1.00
September 30, 2004	1.50 to 1.00	3.25 to 1.00
December 31, 2004	1.60 to 1.00	3.25 to 1.00
March 31, 2005	1.60 to 1.00	3.50 to 1.00
June 30, 2005	1.60 to 1.00	3.50 to 1.00
September 30, 2005 and the last day of each Fiscal Quarter thereafter	3.50 to 1.00	3.50 to 1.00

Senior Leverage Ratio:

Test Period	Column A Ratio	Column B Ratio
September 30, 2003	5.50 to 1.00	5.50 to 1.00
December 31, 2003	5.50 to 1.00	5.50 to 1.00
March 31, 2004	5.50 to 1.00	2.25 to 1.00
June 30, 2004	5.00 to 1.00	2.25 to 1.00
September 30, 2004	4.50 to 1.00	2.00 to 1.00
December 31, 2004	4.25 to 1.00	2.00 to 1.00
March 31, 2005	4.25 to 1.00	1.75 to 1.00
June 30, 2005	3.75 to 1.00	1.75 to 1.00
September 30, 2005 and the last day of each Fiscal Quarter thereafter	1.75 to 1.00	1.75 to 1.00

Total Leverage Ratio:

Test Period	Column A Ratio	Column B Ratio
March 31, 2004	n/a	4.00 to 1.00
June 30, 2004	n/a	4.00 to 1.00
September 30, 2004	n/a	4.00 to 1.00
December 31, 2004	n/a	4.00 to 1.00
March 31, 2005	n/a	3.25 to 1.00
June 30, 2005	n/a	3.25 to 1.00
September 30, 2005	3.25 to 1.00	3.25 to 1.00
December 31, 2005	3.25 to 1.00	3.25 to 1.00
March 31, 2006 and the last day of each Fiscal Quarter thereafter	3.00 to 1.00	3.00 to 1.00

Fixed Charge Coverage Ratio:

Test Period	Column A Ratio	Column B Ratio
March 31, 2004	n/a	1.10 to 1.00
June 30, 2004	n/a	1.25 to 1.00
September 30, 2004	n/a	1.35 to 1.00
December 31, 2004	n/a	1.50 to 1.00
March 31, 2005	n/a	1.75 to 1.00
June 30, 2005	n/a	1.75 to 1.00
September 30, 2005 and the last day of each Fiscal Quarter thereafter	1.75 to 1.00	1.75 to 1.00

Minimum EBITDA:

The following table illustrates Constar’s Minimum EBITDA covenant, for the twelve months ended on the dates below, if the Second Lien Debt is raised by January 30, 2004. If the Second Lien Debt is not raised by January 30, 2004, Constar will have the Minimum EBITDA covenant only for the periods ending September 30, 2003 and December 31, 2003.

Test Period	Amount
September 30, 2003	$61,000,000
December 31, 2003	$52,000,000
March 31, 2004	$45,000,000
June 30, 2004	$48,000,000
September 30, 2004	$56,000,000
December 31, 2004	$62,000,000
March 31, 2005	$65,500,000
June 30, 2005	$69,000,000

Maximum Capital Expenditures Covenant:

The following table illustrates Constar’s cumulative Capital Expenditures covenant if the Second Lien Debt is raised by January 30, 2004. The first test for this covenant will be for the three months ended September 30, 2003.

Period	Amount
September 30, 2003	$14,000,000
December 31, 2003	$28,000,000
March 31, 2004	$38,000,000
June 30, 2004	$47,000,000
September 30, 2004	$50,000,000
December 31, 2004	$52,000,000
March 31, 2005	$71,000,000
June 30, 2005	$77,000,000

The Capital Expenditures covenant for the twelve months ending December 31, 2005, 2006 and 2007 is the same as in the existing Credit Agreement and the levels are illustrated below. Starting in 2005, Constar will be able to increase the Base Amount (as defined in the Credit Agreement) of up to 75% of the Capital Expenditure covenant level that was not spent in the prior year.

Test Period	Base Amount
December 31, 2005	$55,000,000
December 31, 2006	$40,000,000
December 31, 2007 and each Fiscal Year thereafter	$35,000,000

There can be no assurance that these amendments or transactions will be completed on these terms or at all.

The second lien bonds have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This report does not constitute an offer to sell or the solicitation of an offer to buy any security in any jurisdiction in which such offer or sale would be unlawful.

Except for historical information, all information in this report consists of forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. These risks, uncertainties and other factors include, among other things, the Company’s ability to complete the transactions described above, whether on favorable terms or at all; continued conversion from metal, glass and other materials for packaging to plastic packaging; increasing demand for packaging requiring the Company’s proprietary technologies and know-how; the Company’s ability to protect its existing technologies and to develop new technologies; the Company’s ability to control costs; the Company’s ability to achieve improved utilization on its equipment; the terms upon which the Company acquires resin and its ability to reflect those terms in its sales; the Company’s debt levels and its ability to refinance and service existing debt; the Company’s ability to comply with restrictive covenants contained in the instruments governing its indebtedness or obtain waivers if not in compliance; the Company’s ability to realize the expected benefits of the restructuring and to complete the restructuring at its expected costs; the success of the Company’s customers in selling their products in their markets; the Company’s customers purchasing volumes that do not fall short of projections delivered to the Company; risks associated with the Company’s international operations; legal and regulatory proceedings and developments; general economic and political conditions; seasonal fluctuations in demand and the impact of weather on sales; the Company’s ability to identify trends in the markets and to offer new solutions that address the changing needs of these markets; the Company’s ability to successfully execute its business model and enhance its product mix; the Company’s ability to compete successfully against competitors; and the other risks identified from time to time in the Company’s SEC filings. The Company does not intend to review or revise any particular forward-looking statement in light of future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: October 29, 2003	By:	/s/ JAMES C. COOK
		Name:	James C. Cook
		Title:	Executive Vice President and Chief Financial Officer